Exhibit 99.1

The Scotts Miracle-Gro Company NEWS	NEWS

ScottsMiracle-Gro Announces Second Quarter Results;
Adjusted EPS of $2.22 on Global Net Sales Increase of 8%

•	Second quarter company-wide sales climb to record $1.13 billion

•	Adjusted gross margin rate improves 150 basis points

•	Company reiterates full-year adjusted EPS guidance of $3.60 to $3.70

MARYSVILLE, Ohio (May 3, 2011) – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s largest marketer of branded consumer lawn and garden products, announced today that strong sales entering the lawn and garden season, coupled with continued gross margin rate improvement, led to a 30 percent increase in adjusted income from continuing operations for the second quarter.

For the quarter ended April 2, 2011, the Company reported net sales of $1.13 billion from continuing operations, an 8 percent improvement from the previous year. Adjusted income from continuing operations for the quarter was $150.3 million, or $2.22 per share, compared with $115.3 million, or $1.71 per share, for the same period a year ago. Those results exclude the Company’s Global Professional business, the sale of which was completed during the quarter. The results also exclude costs related to product registration and recall matters.

Consumer purchases of the Company’s products at its largest retailers increased 2 percent on a year-to-date basis through March. Due to the strength of early season consumer purchases in 2010, the Company anticipated a decline in consumer purchases on a year-over-year basis from mid-March through mid-April. That fact, combined with a slow start to the 2011 season driven by unfavorable weather, resulted in a 7 percent decline in year-to-date consumer purchases entering May.

“While faced with the challenge of a late break to the season, we remain optimistic in our full year outlook,” said Jim Hagedorn, chairman and chief executive officer. “The consumer remains highly engaged as demonstrated by strong purchase activity whenever and wherever the weather has cooperated. Retailer support also

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remains strong as our retail partners continue to show commitment to the overall category, but especially to our brands.

“While we need cooperation from the weather, we remain well positioned and our strong second quarter results provide a nice tailwind for the second half of the year. We have locked in 90 percent of our raw material costs for the year and expect interest expense to be lower than first anticipated. As a result, we remain confident and reaffirm our full year outlook for adjusted earnings in the range of $3.60 to $3.70 per share.”

SECOND QUARTER DETAILS

Sales from the Company’s largest segment, Global Consumer, increased 7 percent from last year to $1.09 billion. Foreign exchange rates favorably benefited sales growth by 70 basis points. Operating income for Global Consumer was $299.8 million, a 20 percent improvement from $250.7 million for the same period last year.

Scotts LawnService reported a 7 percent increase in sales to $32.7 million. The operating loss in the quarter was $15.2 million, essentially flat from a year earlier. Scotts LawnService historically earns all of its profits in the second half of the fiscal year.

For the quarter, Company-wide adjusted gross margin rate increased to 41.1 percent compared with 39.6 percent a year earlier. The improvement was due to the benefit of lower commodity costs as well as supply chain efficiencies and favorable product mix. Selling, general and administrative expenses (SG&A) in the quarter were $216.2 million, essentially flat from the previous year.

“We projected gross margins would improve 70 to 100 basis points for fiscal 2011, with a disproportionate amount of the improvement in the first half due mainly to the timing of changes to commodity costs,” said Dave Evans, chief financial officer. “While we expect the improvement to significantly moderate in the second half of the year, we remain confident in our original full-year outlook.”

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) increased 29 percent to $267.3 million from $207.6 million a year ago.

Adjusted income from continuing operations was $150.3 million, or $2.22 per share, compared with $115.3 million, or $1.71 per share, for the same period last year. Including the impact of product registration and recall costs, reported income from

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continuing operations was $148.6 million, or $2.20 per share, compared with $114.2 million, or $1.69 per share, for the same period last year.

FIRST HALF DETAILS

Company-wide net sales through the first six months were $1.36 billion, a 4 percent increase from a year ago. Foreign exchange rates benefited sales growth by 40 basis points. Sales for Global Consumer increased 4 percent to $1.28 billion versus $1.23 billion for last year’s comparable period and operating income was $244.7 million compared with $210.3 million. Scotts LawnService sales increased 10 percent to $69.8 million. The operating loss for the segment was $19.7 million, an improvement of 13 percent from a loss of $22.6 million a year earlier.

For the first six months, Company-wide adjusted gross margin rate was 37.8 percent compared with 36.0 percent in the same period last year. SG&A increased 5 percent to $359.4 million.

Adjusted EBITDA in the first six months increased 31 percent to $192.3 million versus $146.7 million in the comparable period last year.

Adjusted income from continuing operations for the first six months – which excludes costs related to the product registration and recall matters – increased 27 percent to $84.7 million, or $1.25 per share, compared with $66.9 million, or $0.99 per share, a year earlier. Reported income from continuing operations was $81.9 million, or $1.21 per share, compared with $64.1 million, or $0.95 per share, for the same period last year.

The Company will discuss its second quarter results during a Webcast and conference call at 10 a.m. Eastern Time today. The call will be available live on the Investor Relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.

An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.

About ScottsMiracle-Gro
With approximately $3 billion in worldwide sales, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate

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Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	The ongoing governmental investigations regarding the Company’s compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended, could adversely affect the Company’s financial condition, results of operations or cash flows;

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•	Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	The Company depends on key personnel and may not be able to retain those employees or recruit additional qualified personnel;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 30% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•	The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

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THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three and Six Months
Ended April 2, 2011 and April 3, 2010
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 10

		Three Months Ended			Six Months Ended
		April 2,	April 3,	%	April 2,	April 3,	%
	Footnotes	2011	2010	Change	2011	2010	Change
Net sales		$1,129.6	$1,050.7	8%	$1,359.8	$1,303.1	4%
Cost of sales		665.6	635.1		845.9	833.8
Cost of sales — product registration and recall matters		1.3	0.6		2.1	1.5

Gross profit		462.7	415.0	11%	511.8	467.8	9%
% of sales		41.0%	39.5%		37.6%	35.9%

Operating expenses:
Selling, general and administrative		216.2	216.7	0%	359.4	343.0	5%
Product registration and recall matters		1.2	1.1		2.1	2.8
Other (income) expense, net		(0.3)	0.5		(0.8)	(5.7)

Income from operations		245.6	196.7	25%	151.1	127.7	18%
% of sales		21.7%	18.7%		11.1%	9.8%

Interest expense		13.8	14.1		23.3	23.8

Income from continuing operations before income taxes		231.8	182.6	27%	127.8	103.9	23%

Income tax expense from continuing operations		83.2	68.4		45.9	39.8

Income from continuing operations		148.6	114.2	30%	81.9	64.1	28%

Income (loss) from discontinued operations, net of tax		29.0	4.3		27.8	(3.3)

Net income		$177.6	$118.5	50%	$109.7	$60.8	80%

Basic income per common share:	(1)
Income from continuing operations		$2.26	$1.72	31%	$1.24	$0.97	28%
Income (loss) from discontinued operations		0.44	0.07		0.42	(0.05)

Net income		$2.70	$1.79	51%	$1.66	$0.92	80%

Diluted income per common share:	(2)
Income from continuing operations		$2.20	$1.69	30%	$1.21	$0.95	27%
Income (loss) from discontinued operations		0.43	0.07		0.41	(0.05)

Net income		$2.63	$1.76	49%	$1.62	$0.90	80%

Common shares used in basic income per share calculation		65.8	66.2	-1%	66.1	66.0	0%

Common shares and potential common shares used in diluted income per share calculation		67.6	67.4	0%	67.7	67.2	1%

Results from continuing operations excluding product registration and recall matters:

Adjusted income from continuing operations	(4)	$150.3	$115.3	30%	$84.7	$66.9	27%

Adjusted diluted income per share from continuing operations	(2) (4)	$2.22	$1.71	30%	$1.25	$0.99	26%

Adjusted EBITDA	(3) (4)	$267.3	$207.6	29%	$192.3	$146.7	31%

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income from Continuing Operations before Income Taxes by Segment for the
Three and Six Months Ended April 2, 2011 and April 3, 2010
(in millions)
(Unaudited)
The Company is divided into the following reportable segments: Global Consumer and Scotts LawnService®. This division of reportable segments is consistent with how the segments report to and are managed by senior management of the Company. The Company’s reportable segments have been revised to reflect the sale of a significant majority of the assets of our previously reported Global Professional business segment, which is now reported in discontinued operations (see Footnote 5 on Page 10). Furthermore, reclassifications have been made to prior period segment amounts to reflect changes in the allocation of certain shared expenses among the segments, which in management’s judgment better align those expenses with the associated drivers and benefits.
Segment performance is evaluated based on several factors, including income from continuing operations before amortization, product registration and recall costs, impairment and restructuring and other charges, which are not generally accepted accounting principle (“GAAP”) measures. Management uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.
Corporate & Other consists of the Company’s non-European professional seed business and corporate and administrative expenses.

	Three Months Ended			Six Months Ended
	April 2,	April 3,		April 2,	April 3,
	2011	2010	% Change	2011	2010	% Change
Net Sales:
Global Consumer	$1,090.4	$1,014.7	7%	$1,279.2	$1,228.7	4%
Scotts LawnService®	32.7	30.6	7%	69.8	63.6	10%

Segment total	1,123.1	1,045.3	7%	1,349.0	1,292.3	4%

Corporate and Other	6.7	5.6	20%	11.2	11.2
Roundup® amortization	(0.2)	(0.2)		(0.4)	(0.4)

Consolidated	$1,129.6	$1,050.7	8%	$1,359.8	$1,303.1	4%

Income from Continuing Operations before Income Taxes:
Global Consumer	$299.8	$250.7	20%	$244.7	$210.3	16%
Scotts LawnService®	(15.2)	(15.1)	-1%	(19.7)	(22.6)	13%

Segment total	284.6	235.6	21%	225.0	187.7	20%

Corporate and Other	(33.6)	(34.5)		(64.3)	(50.1)
Roundup® amortization	(0.2)	(0.2)		(0.4)	(0.4)
Other amortization	(2.7)	(2.5)		(5.0)	(5.2)
Product registration and recall matters	(2.5)	(1.7)		(4.2)	(4.3)
Interest expense	(13.8)	(14.1)		(23.3)	(23.8)

Consolidated	$231.8	$182.6	27%	$127.8	$103.9	23%

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
April 2, 2011, April 3, 2010 and September 30, 2010
(in millions)
(Unaudited)

	April 2,	April 3,	September 30,
	2011	2010	2010

ASSETS
Current assets
Cash and cash equivalents	$128.7	$38.4	$88.1
Accounts receivable, net	1,142.3	996.7	350.9
Inventories, net	556.1	531.6	352.9
Assets held for sale	—	237.9	193.1
Prepaids and other current assets	164.5	195.9	133.1

Total current assets	1,991.6	2,000.5	1,118.1

Property, plant and equipment, net	396.1	362.7	381.3
Goodwill, net	305.8	305.8	305.8
Other intangible assets, net	344.7	353.5	330.2
Other assets	36.4	29.1	28.6

Total assets	$3,074.6	$3,051.6	$2,164.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$764.6	$244.3	$195.0
Accounts payable	365.9	301.8	141.7
Liabilities held for sale	—	45.7	42.4
Other current liabilities	508.5	424.2	357.7

Total current liabilities	1,639.0	1,016.0	736.8

Long-term debt	416.0	1,156.0	436.7
Other liabilities	231.0	205.9	226.0

Total liabilities	2,286.0	2,377.9	1,399.5

Shareholders’ equity	788.6	673.7	764.5

Total liabilities and shareholders’ equity	$3,074.6	$3,051.6	$2,164.0

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended April 2, 2011 and April 3, 2010
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 10

	Three Months Ended April 2, 2011			Three Months Ended April 3, 2010
		Product Registration and			Product Registration and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$1,129.6	$—	1,129.6	$1,050.7	$—	$1,050.7
Cost of sales	665.6	—	665.6	635.1	—	635.1
Cost of sales — product registration and recall matters	1.3	1.3	—	0.6	0.6	—

Gross profit	462.7	(1.3)	464.0	415.0	(0.6)	415.6
% of sales	41.0%		41.1%	39.5%		39.6%

Operating expenses:
Selling, general and administrative	216.2	—	216.2	216.7	—	216.7
Product registration and recall matters	1.2	1.2	—	1.1	1.1	—
Other (income) expense, net	(0.3)	—	(0.3)	0.5	—	0.5

Income from operations	245.6	(2.5)	248.1	196.7	(1.7)	198.4
% of sales	21.7%		22.0%	18.7%		18.9%

Interest expense	13.8	—	13.8	14.1	—	14.1

Income from continuing operations before income taxes	231.8	(2.5)	234.3	182.6	(1.7)	184.3

Income tax expense from continuing operations	83.2	(0.8)	84.0	68.4	(0.6)	69.0

Income from continuing operations	$148.6	$(1.7)	$150.3	$114.2	$(1.1)	$115.3

Basic income per share from continuing operations	$2.26	$(0.02)	$2.28	$1.72	$(0.02)	$1.74

Diluted income per share from continuing operations	$2.20	$(0.02)	$2.22	$1.69	$(0.02)	$1.71

Common shares used in basic income per share calculation	65.8	65.8	65.8	66.2	66.2	66.2

Common shares and potential common shares used in diluted income per share calculation	67.6	67.6	67.6	67.4	67.4	67.4

Income from continuing operations	$148.6			$114.2
Income tax expense from continuing operations	83.2			68.4
Income from discontinued operations, net of tax (excluding impact of Global Pro sale)	3.7			4.3
Income tax expense from discontinued operations (excluding tax impact of Global Pro sale)	1.4			2.4
Interest expense	13.8			14.1
Interest expense from discontinued operations	0.6			1.0
Depreciation	12.4			12.0
Amortization, including marketing fees	2.9			2.7
Product registration and recall matters, non-cash portion	0.7			—
Smith & Hawken closure process, non-cash portion	—			(11.5)

Adjusted EBITDA	$267.3			$207.6

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Six
Months Ended April 2, 2011 and April 3, 2010
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 10

	Six Months Ended April 2, 2011			Six Months Ended April 3, 2010
		Product Registration and			Product Registration and
	As Reported	Recall Matters	Adjusted	As Reported	Recall Matters	Adjusted
Net sales	$1,359.8	$—	$1,359.8	$1,303.1	$—	$1,303.1
Cost of sales	845.9	—	845.9	833.8	—	833.8
Cost of sales — product registration and recall matters	2.1	2.1	—	1.5	1.5	—

Gross profit	511.8	(2.1)	513.9	467.8	(1.5)	469.3
% of sales	37.6%		37.8%	35.9%		36.0%

Operating expenses:
Selling, general and administrative	359.4	—	359.4	343.0	—	343.0
Product registration and recall matters	2.1	2.1	—	2.8	2.8	—
Other income, net	(0.8)	—	(0.8)	(5.7)	—	(5.7)

Income from operations	151.1	(4.2)	155.3	127.7	(4.3)	132.0
% of sales	11.1%		11.4%	9.8%		10.1%

Interest expense	23.3	—	23.3	23.8	—	23.8

Income from continuing operations before income taxes	127.8	(4.2)	132.0	103.9	(4.3)	108.2

Income tax expense from continuing operations	45.9	(1.4)	47.3	39.8	(1.5)	41.3

Income from continuing operations	$81.9	$(2.8)	$84.7	$64.1	$(2.8)	$66.9

Basic income per share from continuing operations	$1.24	$(0.04)	$1.28	$0.97	$(0.04)	$1.01

Diluted income per share from continuing operations	$1.21	$(0.04)	$1.25	$0.95	$(0.04)	$0.99

Common shares used in basic income per share calculation	66.1	66.1	66.1	66.0	66.0	66.0

Common shares and potential common shares used in diluted income per share calculation	67.7	67.7	67.7	67.2	67.2	67.2

Income from continuing operations	$81.9			$64.1
Income tax expense from continuing operations	45.9			39.8
Income (loss) from discontinued operations, net of tax (excluding impact of Global Pro sale)	6.3			(3.3)
Income tax expense from discontinued operations (excluding tax impact of Global Pro sale)	2.5			3.2
Interest expense	23.3			23.8
Interest expense from discontinued operations	1.7			2.0
Depreciation	24.6			24.2
Amortization, including marketing fees	5.4			5.6
Product registration and recall matters, non-cash portion	0.7			0.4
Smith & Hawken closure process, non-cash portion	—			(13.1)

Adjusted EBITDA	$192.3			$146.7

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements
Results of Operations

(1)
Basic income per common share amounts are calculated by dividing income from continuing operations, income (loss) from discontinued operations and net income by average common shares outstanding during the period.

(2)
Diluted income per common share amounts are calculated by dividing income from continuing operations, income (loss) from discontinued operations and net income by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)
“Adjusted EBITDA” is defined as net income before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income or income from continuing operations as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted income from continuing operations and adjusted diluted income per share from continuing operations — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — The presentation of adjusted EBITDA is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt covenants.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. The Company believes that these non-GAAP financial measures are the most indicative of the Company’s ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

(5)
On February 28, 2011, the Company completed the previously announced sale of a significant majority of the assets of its Global Professional business (excluding the non-European professional seed business, “Global Pro”) to Israel Chemicals Ltd. for $270 million in an all-cash transaction, subject to certain adjustments at closing.

Beginning in the first quarter of fiscal 2011, the Company reclassified the assets and liabilities of Global Pro to assets and liabilities held for sale and included the results of operations of Global Pro in discontinued operations for all periods presented. The Global Pro results from discontinued operations include an allocation of interest expense relating to the amount of the Company’s senior secured credit facilities that were repaid from the sale proceeds.

During the first quarter of fiscal 2010, the Company completed the closure of its Smith & Hawken business. As a result, beginning in the first quarter of fiscal 2010 the Company included the results of operations of Smith & Hawken in discontinued operations for all periods presented.